Termination AGREEMENT

This Termination Agreement (this “Agreement”),  dated July 15, 2014, but effective for all purposes as of March 19, 2014, is by and between Juneau Exploration, L.P., a Texas limited partnership (“JEX”), and Contaro Company, a Delaware corporation (“Contaro”).  JEX and Contaro are hereinafter each individually referred to as a “Party” and collectively referred to herein as the “Parties”

WITNESSETH:

WHEREAS, JEX and Contaro heretofore entered into that certain Advisory Agreement (the “Advisory Agreement”), dated as of January 1, 2013,  whereby JEX agreed to provide certain advisory services to Contaro in connection with Contaro’s investment In Exaro Energy III LLC; and

WHEREAS, JEX and Contaro have agreed to terminate the Advisory Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.Notwithstanding any provision of the Advisory Agreement to the contrary, effective as of March 19, 2014 (the “Termination Date”), the Advisory Agreement is terminated and neither Party shall have any further right or obligation thereunder; provided that, JEX shall receive the pro-rated monthly fee component of the Compensation (as defined in the Advisory Agreement) provided for in the Advisory Agreement through and including the Termination Date.

2. The Parties shall execute or perform, or cause to be executed or performed, any and all further documents and things which may be necessary or appropriate to give effect to this Agreement and the intent hereof.

3. This Agreement shall be binding on the Parties and their respective successors and assigns.

4. This Agreement embodies the entire agreement between the Parties and supersedes any and all prior written or oral understandings or agreements relative to the subject matter hereof.    There are no oral agreements between the Parties.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CONTARO COMPANY

By:__/S/  ALLAN D. KEEL ____________

Name:Allan D. Keel

Title:President & Chief Executive Officer

JUNEAU EXPLORATION, L.P.

By: Juneau GP, LLC,

its General Partner

By:__/S/ JOHN B. JUNEAU    _____

Name:John B. Juneau

Title:Sole Manager